                                                                   EXHIBIT 10.62


                    RESIGNATION AGREEMENT AND GENERAL RELEASE

        This Resignation Agreement (the "Agreement") is entered into by and between William R. Spivey ("Spivey") on the one hand, and Luminent, Inc. ("Luminent") and MRV Communications, Inc. ("MRV") (MRV and Luminent are sometimes hereafter referred to as the "Companies") on the other hand, with reference to the following facts:

A. On or about July 11, 2000, Spivey entered into a four (4) year employment agreement with Luminent and MRV. On or about July 26, 2001, Spivey entered into an amendment to said agreement with Luminent and MRV (the employment agreement and amendment thereto are collectively referred to as the "Employment Agreement"). Under the Employment Agreement, Spivey agreed to serve as President and Chief Executive Officer of Luminent, and serve on the Board of Directors of Luminent during the term of his employment.

B. The Board of Directors of Luminent has decided to remove Spivey from his employment positions and his Board of Director position pursuant to the "other than for Cause" provisions of the Employment Agreement.

C. Spivey desires to resign rather than be removed by the Board of Directors, and in exchange for such resignation, desires the severance pay and benefits set forth in Exhibit A attached hereto.

        Now, therefore, in exchange for the promises set forth below, the parties hereby agree as follows:

1. RESIGNATION: Spivey hereby voluntarily resigns his position as President and Chief Executive Officer of Luminent. Spivey also resigns his position as a member of the Board of Directors of Luminent. Both resignations are effective immediately. Luminent and MRV hereby affirm and acknowledge that Spivey's resignation is not a breach of the Agreement, and shall be treated as a termination "other than for Cause" under the Employment Agreement.

2. RELEASE OF LUMINENT AND MRV: Spivey does hereby forever waive, release and discharge Luminent and MRV, including but not limited to their parent corporation(s), subsidiaries, shareholders, officers, employees, agents, attorneys, successors and assigns (hereinafter, the "Released Parties") from any and all claims, causes of action, damages, liabilities or demands, of whatever kind or nature, whether known or unknown, including but not limited to contract, discrimination, fraud or tort claims, which Spivey now has or holds, or at any time has held, against the Released Parties, except as otherwise expressly provided in this Agreement (including Exhibit A).

3. RELEASE OF SPIVEY: Luminent and MRV do hereby forever waive, release and discharge Spivey, including but not limited to his heirs, representatives, successors and assigns, from any and all claims, causes of action, damages, liabilities or demands, of whatever kind or nature, whether known or unknown, which Luminent or MRV now has or holds, or at any time has held, against Spivey, except as otherwise expressly provided in this Agreement. The releases contained in this paragraph do not apply to any cause of action the Companies may have against Spivey for theft, embezzlement or fraud. (The Companies' respective Boards of Directors are not presently aware of any such claims.)

4. WAIVER OF UNKNOWN CLAIMS: The Parties acknowledge that this is a full and final release, and that each intends and expressly agrees that it shall be effective as a bar to each and every claim, demand and cause of action that Spivey has against the Companies as of the date of this Agreement, or that the Companies have against Spivey as of the date of this Agreement, subject to the exceptions recited herein. Subject to the limited exceptions set forth in paragraphs 2 and 3 above, the parties also expressly waive any and all rights and benefits conferred upon them now or in the future under the terms of California Civil Code section 1542, which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

5. NON-DISPARAGEMENT AND CONFIDENTIALITY: Spivey agrees to keep the terms, amount and the fact of this Agreement completely confidential, and will not disclose the terms or provisions of this Agreement to any person or entity, except to his family members or professional representatives, or as otherwise required by law. Both Spivey and the Companies agree that they will do nothing to disparage the other in any communications after the date of this Agreement.


Date: 9/12/01   /s/ William R. Spivey     Date: 9/12/01  LUMINENT, INC.
      -------   --------------------            -------
                William R. Spivey
                                                         /s/ Noam Lotan
                                                         ---------------------
                                                         Noam Lotan, Chairman


                                          Date: 9/12/01 MRV COMMUNICATIONS, INC.
                                                -------

                                                        /s/ Noam Lotan
                                                        ------------------------
                                                        Noam Lotan, President

                                   APPENDIX A
        TO THE RESIGNATION AGREEMENT AND GENERAL RELEASE BY AND BETWEEN
         WILLIAM R. SPIVEY ("SPIVEY"), LUMINENT, INC. ("LUMINENT") AND
                        MRV COMMUNICATIONS, INC. ("MRV")
                               (THE "AGREEMENT")

1. MRV and Luminent will pay Spivey severance benefits in cash totaling $900,000, to be paid in twenty four equal installments of $37,500 each beginning on or about October 1, 2001, in accordance with the payroll cycles of Luminent and MRV and continuing through September, 2002.

2. MRV will fully vest all "MRV Options" (as defined in the Employment Agreement between Spivey, MRV and Luminent dated July 11, 2000, as amended on or about July 26, 2000, the "Employment Agreement") as of September 12, 2001, the effective date of the Agreement (the "Effective Date"), and the MRV Options will remain exercisable until September 11, 2003 (two years from the Effective Date).

3. Luminent will fully vest all "Company Options" (as defined in the Employment Agreement") and the Company Options will remain exercisable until September 11, 2003.

4. Prior to or coincident with the completion of any merger between Luminent and MRV or any other extraordinary event affecting shares of Luminent, Luminent and MRV will replace the Company Options with options to purchase shares of MRV or another company, and such replacement options will remain exercisable until at least September 11, 2003 and will be on such terms as are the most favorable provided to any other holder of options to purchase shares of Luminent.

5. Luminent or MRV will pay Spivey the sum of (a) all amounts which he has accrued as salary and vacation pay under the Employment Agreement and (b) all reasonable expenses which he has incurred in furtherance of or in connection with the performance of his duties under the Employment Agreement and which remain unpaid as of the Effective Date in cash by September 19, 2001.

6. MRV shall seek to name Spivey as an insured under the policy issued to MRV for director and officer liability coverage that is in effect as of the Effective Date that provides the most extensive coverage to directors and officers of MRV ("D & O Coverage") beginning as of the Effective Date and continuing in effect until September 11, 2007 (six years from the Effective Date), and in any event, shall provide Spivey with insurance coverage at least as favorable as that provided to any other former Director of Luminent and to any other former senior executive of Luminent (both before and after any merger between Luminent and MRV or any other extraordinary event affecting shares of Luminent).

7. The waiver and release made by Spivey of MRV and Luminent shall not include the items listed in paragraphs (1) through (6) above, and shall also not include the following items: (a) Spivey's rights under all employee benefit plans maintained by Luminent, including Spivey's rights to coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"); and (b) Spivey's rights to indemnification as provided for in the articles of incorporation of Luminent, the by-laws of Luminent, and any other agreements of Luminent or

     MRV for his acts as an employee, officer and Director of Luminent on behalf of Luminent.


MRV COMMUNICATIONS, INC.


By:  /s/ NOAM LOTAN
   --------------------------------------
Title: Noam Lotan, President
Date:  September 12, 2001


LUMINENT, INC.

By:  /s/ NOAM LOTAN
   --------------------------------------
Title: Noam Lotan, Chairman
Date:  September 12, 2001


/s/ WILLIAM R. SPIVEY
------------------------------------------
William R. Spivey
Date: September 12, 2001


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